Exhibit 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 4th day of April, 2013, by and between MFA FINANCIAL, INC., a Maryland corporation (“MFA”), and Craig L. Knutson (“Executive”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into that certain Amended and Restated Employment Agreement, as of June 30, 2011 (the “Agreement”) (capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Section 3 (Compensation) of the Agreement is hereby amended by deleting subsection (b) thereof in its entirety and replacing it with the following:

“(b)  Performance Bonus.  For 2013, the amount of the Executive’s annual bonus shall be determined by the Compensation Committee in its discretion.

The amount awarded to the Executive under this subsection (b) shall be paid in a combination of cash and restricted stock based, with up to 40% of the amount awarded (as determined by the Compensation Committee) to be paid in restricted stock. The period of restriction with respect to shares of restricted stock shall lapse with respect to six and one quarter percent (6.25%) of the shares on the last business day of each quarter commencing with the quarter beginning January 1, 2014, with the lapse of all restrictions occurring four years following the date of grant. Under the terms of the definitive award agreement, the Executive shall be entitled to receive any dividends payable with respect to any shares subject to restriction at such time as such shares are no longer subject to restrictions. Vested shares of such restricted stock cannot be transferred or sold during the Executive’s employment by MFA until the value of the Executive’s stock holdings in MFA (including shares of restricted stock) exceeds four times the Executive’s Base Salary; and, following the termination of Executive’s employment with the Company, vested shares of such restricted stock may not be sold or transferred to the extent the value of the Executive’s stock holdings does not exceed four times the Executive’s Base Salary as of the date of the Executive’s termination of employment (provided, however, that this sentence shall no longer apply following the six-month anniversary, of the Executive’s termination of employment). Cash payments awarded under this subsection (b) will be made as soon as practicable after the Compensation Committee has determined the amount to be paid hereunder, and in no event later than January 16th of the next following calendar year.”

2.             Section 6 (Definitions) of the Agreement is hereby amended by deleting subsection (f) (Non Cash Items and Merger Expenses) thereof in its entirety and replacing it with the following:

“(f) Intentionally omitted.”

3.             Section 6 (Definitions) of the Agreement is hereby amended by deleting subsection (i) (Return on Average Equity) and subsection (j) (Tangible Net Worth) thereof in their entirety.

4.             Exhibit A to the Agreement is hereby deleted in its entirety and is hereby replaced with the following:

“Exhibit A:  Intentionally omitted.”

5.             Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment.

6.             This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.             This Amendment and all rights hereunder, and any claims or disputes relating hereto, shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to its choice of law provisions).

8.             This Amendment shall be binding upon and inure to the benefit of MFA and the Executive and their respective successors, heirs (in the case of the Executive) and assigns.  The Agreement, as amended by this Amendment, contains the entire agreement between MFA and the Executive concerning the subject matter thereof, as amended by this Amendment, and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

MFA FINANCIAL, INC.

By:	/s/ Stewart Zimmerman
Name: Stewart Zimmerman
Title: Chief Executive Officer

EXECUTIVE:

/s/ Craig L. Knutson
Craig L. Knutson